EXHIBIT 99.1
FOR IMMEDIATE RELEASE
SurModics Reports Fourth Quarter and Fiscal Year 2007 Results
Tenth Consecutive Year of Record Revenue Since 1998 IPO
EDEN PRAIRIE, Minnesota — November 6, 2007 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the fourth quarter and fiscal year ended September 30, 2007.
Fourth Quarter Highlights:
•	Received $20 million payment from Merck for the up front license fee in connection with the Research and Collaboration Agreement, signed in June

•	Completed acquisition of Brookwood Pharmaceuticals, which resulted in a one-time in-process research and development (IPR&D) charge of $15.6 million

•	Completed acquisition of BioFX Laboratories

•	Record revenue of $21.3 million, up 21% year-over-year

•	Record operating cash flow of $27.1 million

•	Record non-CYPHER-related revenue, up 55% year-over-year and up 34% sequentially

•	13th consecutive quarter of growth in non-CYPHER revenue

•	Record revenue and strong year-over-year growth in “In Vitro” and “Hydrophilic and Other” operating segments

•	Revenue growth in all three operating segments:
•	Hydrophilic and Other — up 24%

•	In Vitro — up 41%

•	Drug Delivery — up 7%
•	GAAP results:
•	Operating loss of $13.8 million

•	Net loss of $13.9 million

•	Diluted EPS of ($0.78)
•	Non-GAAP results (excluding one-time IPR&D charge):
•	Adjusted operating income of $1.8 million

•	Adjusted net income of $1.7 million

•	Adjusted diluted EPS of $0.09
•	Six new licenses signed with SurModics customers

•	Four new product classes launched by our customers
Fiscal Year 2007 Highlights:
•	Record revenue of $73.2 million, up 5% from fiscal 2006

SurModics Fourth Quarter and Fiscal Year 2007 Results

•	Record operating cash flow of $50.7 million

•	Record non-CYPHER-related revenue, up 30%

•	Record revenue in “In Vitro” and “Hydrophilic and Other” operating segments

•	GAAP results:
•	Operating income of $9.9 million

•	Net income of $3.3 million

•	Diluted EPS of $0.18
•	Non-GAAP results (excluding one-time IPR&D charge):
•	Adjusted operating income of $25.5 million

•	Adjusted net income of $18.9 million

•	Adjusted diluted EPS of $1.04
•	Record 27 new licenses signed with SurModics customers

•	Record 17 new product classes launched by our customersS.
Fiscal year 2007 was a strong year for SurModics, representing our tenth consecutive year of record revenue since our IPO in 1998,” said Bruce Barclay, President and CEO. “We achieved record revenue of $73.2 million in fiscal 2007, even though only a small amount of the cash we received from Merck was reflected in fourth quarter revenue. Three years ago, we outlined a new strategy and seven-point revenue growth plan, with the goal of maintaining sustainable growth well into the future. A key element of this strategy is diversifying our revenue streams. We believe that the fruits of our efforts have really materialized in fiscal 2007. The percentage of revenue coming from the Johnson & Johnson Cypher® drug eluting stent has decreased significantly thanks in large part to strong growth in the rest of our business. Every year, we disclose the revenue attributable to J&J — which comes mostly from the Cypher stent, but also other J&J products that incorporate SurModics technologies. In fiscal 2007, J&J constituted 33% of total revenue. This figure is down from 47% of total revenue in fiscal 2006, and is substantially less than its peak at 52% in fiscal 2004. In the three years since then, our non-J&J revenue — the rest of our business — has more than doubled, growing at a 27% compound annual growth rate.”
“Perhaps more importantly,” continued Barclay, “we have positioned the company for greater diversification and growth going forward with the signing of three significant agreements — our new ophthalmology joint development and license agreement with Merck, our acquisition of Brookwood Pharmaceuticals, and our acquisition of BioFX Laboratories. The Merck agreement confirms the magnitude of our opportunity in ophthalmology. Our Brookwood Pharmaceuticals acquisition adds new technology

SurModics Fourth Quarter and Fiscal Year 2007 Results

capabilities and accelerates our exposure to the pharma and biotech markets. The acquisition of BioFX adds additional synergistic products to our offerings for in vitro diagnostic customers.”
“Lastly, we have had many significant operational and technical accomplishments in fiscal 2007,” continued Barclay. “We have generated compelling data in connection with our various biodegradable polymer technologies for site specific drug delivery applications. Apollo Therapeutics, the stent development unit of Paragon IP, presented very encouraging pre-clinical data at the recent TCT meeting for their Protex™ prohealing stent, which incorporates our Finale™ prohealing coating technology. We continue to believe our Finale coating stands to be a potentially significant technology to address late stent thrombosis.”
While total SurModics revenue from the Cypher stent decreased 32% in the fourth quarter compared with the prior year period, the rest of our business continued its strong growth trend, with non-Cypher-related revenue growing 55% from the year earlier period and 34% sequentially. The gain marks the 13th consecutive quarter of non-Cypher revenue growth. “Our ability to generate record revenue for the quarter in the face of this decline further highlights the strength of our unique and evolving business model and the value of our broad portfolio of royalty bearing products,” commented Barclay.
Revenue for the fourth quarter of fiscal year 2007 was $21.3 million, an increase of 21% from $17.6 million in the fourth quarter of fiscal year 2006. The company reported an operating loss of $13.8 million, compared with operating income of $9.2 million in the prior-year period; a net loss of $13.9 million, compared with net income of $6.3 million in the same period last year; and diluted earnings (loss) per share of ($0.78), compared with $0.34 in the fourth quarter of fiscal 2006. Results include a $15.6 million one-time charge for in-process research and development (IPR&D) in connection with the acquisition of Brookwood Pharmaceuticals, Inc. Excluding this charge, non-GAAP results were as follows: adjusted operating income of $1.8 million; adjusted net income of $1.7 million; and adjusted diluted earnings per share of $0.09. Operating expenses for the fourth quarter include approximately $7.4 million of incentive compensation related charges, the majority of which are non-cash. In addition, the operations of Brookwood and BioFX added to the base of total operating expenses. Finally, the company has been fortifying its technical team and capabilities to better support its customers — today and in the future.

SurModics Fourth Quarter and Fiscal Year 2007 Results

Fiscal year 2007 revenue was a record $73.2 million, a 5% increase over fiscal year 2006 revenue of $69.9 million. The company reported operating income of $9.9 million, compared with $36.2 million in the prior year; net income of $3.3 million, compared with $20.3 million last year; and diluted earnings per share of $0.18, compared with $1.09 in fiscal 2006. Excluding the IPR&D charge, non-GAAP results were as follows: adjusted operating income of $25.5 million; adjusted net income of $18.9 million; and adjusted diluted earnings per share of $1.04.
The company’s pipeline continues to represent significant potential. SurModics signed six new licenses in the fourth quarter, bringing the fiscal year total to a record 27, significantly ahead of the 21 new licenses SurModics signed in fiscal year 2006. During the fiscal year, SurModics’ customers introduced 17 new product classes, up from 15 in fiscal year 2006. At September 30, a total of 100 customer product classes were on the market generating royalty revenue, compared with 83 in the prior-year period; the total number of licensed products not yet launched was 94, compared with 84 a year ago; and major non-licensed opportunities stood at 75, compared with 69 a year ago. In total, the company now has 169 potential commercial products in development. These figures do not include projects at Brookwood Pharmaceuticals, where there are an additional 31 projects in development.
Operating cash flow for fiscal 2007 was $50.7 million, a 44% increase compared with $35.3 million for fiscal 2006. For the fourth quarter of fiscal 2007, operating cash flow was a record $27.1 million.
SurModics’ cash and investment balance was $70.2 million as of September 30, 2007, compared with $106.6 million as of September 30, 2006. “We were very active in fiscal 2007 in the deployment of capital with a goal of enhancing shareholder value,” said Phil Ankeny, Senior Vice President and Chief Financial Officer. “We are pleased to have completed our $35 million share repurchase program during the year. In the full repurchase program, we retired in excess of one million shares at an average price of $34.76 per share, facilitating a reduction of approximately 5% in total shares outstanding. We also completed the acquisitions of Brookwood Pharmaceuticals and BioFX Laboratories. Despite having used over $86 million in these various initiatives, our cash and investment balance is still over $70 million. We believe our activities and

SurModics Fourth Quarter and Fiscal Year 2007 Results

accomplishments in fiscal 2007 have strengthened our ability to build long-term shareholder value.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly and fiscal year results. To access the webcast, go to the investor relations portion of the company’s web site, www.surmodics.com, and click on the Webcast icon. If you do not have access to the Internet and want to listen to the audio, dial 800-867-0448. A replay of the fourth quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11099728. The audio replay will be available beginning at 6:00 p.m. CT on Tuesday, November 6, until 6:00 p.m. CT on Tuesday, November 13.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in better patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Collaborative efforts include a sustained drug delivery system in human trials for treatment of retinal disease and the drug delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ web site is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward Looking Statements
This press release contains forward looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward looking statements. These forward looking statements cover, among other things, statements regarding diversifying and increasing SurModics’ revenue streams, the potential importance of the company’s Finale coating technology and statements regarding the company’s pipeline. Forward looking statements involve inherent risks and

SurModics Fourth Quarter and Fiscal Year 2007 Results

uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the company’s agreement with Merck requires the development of new products and applications of technology (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) the potential commercial value of the company’s Finale coating technology may take longer than anticipated to achieve or may not be achieved in its entirety or at all; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect the business and profitability of SurModics and its ability to realize the potential of its pipeline; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our web site at www.surmodics.com and at the SEC web site at www.sec.gov. Forward looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700

SurModics Fourth Quarter and Fiscal Year 2007 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$13,015	$13,495	$52,679	$53,008
Product sales	4,489	3,258	13,543	11,172
Research & development	3,795	820	6,942	5,704

Total revenue	21,299	17,573	73,164	69,884

Operating expenses:
Product	2,188	959	5,584	3,399
Research & development	11,341	5,456	28,465	20,391
Selling, general & administrative	6,010	1,991	13,643	9,931
Purchased in-process R&D	15,573	—	15,573	--

Total operating expenses	35,112	8,406	63,265	33,721

Income (loss) from operations	(13,813)	9,167	9,899	36,163

Investment income	1,066	1,271	4,768	4,053
Impairment loss on investment	—	—	—	(4,651)

Income (loss) before income taxes	(12,747)	10,438	14,667	35,565
Income tax provision	(1,159)	(4,144)	(11,321)	(15,231)

Net income (loss)	($13,906)	$6,294	$3,346	$20,334

Basic net income (loss) per share	($0.78)	$0.34	$0.19	$1.10

Diluted net income (loss) per share	($0.78)	$0.34	$0.18	$1.09

Weighted average shares outstanding
Basic	17,898	18,628	18,033	18,527
Diluted	17,898	18,777	18,217	18,719

SurModics Fourth Quarter and Fiscal Year 2007 Results

SurModics, Inc. and Subsidiaries
Comparative Analysis of Earnings
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net Income (Loss) (GAAP)	($13,906)	$6,294	$3,346	$20,334

Add: Purchased In-Process R&D (1)	$15,573	—	$15,573	--
Add: Impairment Loss on Investment (2)	—	—	—	4,651

Adjusted net income	$1,667	$6,294	$18,919	$24,985

Diluted Net Income (Loss) per Share (GAAP)	($0.78)	$0.34	$0.18	$1.09

Add: Net Impact of Purchased In-Process R&D	$0.87	—	$0.86	--

Add: Net Impact of Impairment Loss on	—	—	—	$0.25
Investment

Adjusted Diluted Net Income per Share	$0.09	$0.34	$1.04	$1.34

Notes: (1) Reflects one-time charge for purchased in-process research and development in connection with the Company’s acquisition of Brookwood Pharmaceuticals, Inc., which was completed during the fourth quarter of fiscal 2007.
           (2) Reflects non-cash impairment loss on the Company’s investment in Novocell, Inc., which was recorded in the second quarter of fiscal 2006.

SurModics Fourth Quarter and Fiscal Year 2007 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	September 30,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash & investments	$26,308	$58,813
Accounts receivable	16,138	14,493
Inventories	2,497	952
Other current assets	2,952	1,838

Total current assets	47,895	76,096
Property & equipment, net	19,738	11,686
Long-term investments	43,917	47,758
Other assets	59,781	21,862

Total assets	$171,331	$157,402

Liabilities & Stockholders’ Equity

Current liabilities	$14,266	$6,753

Deferred revenue (current and long-term)	25,891	4,446

Other liabilities	252	1,000

Total stockholders’ equity	130,922	145,203

Total liabilities & stockholders’ equity	$171,331	$157,402

SurModics Fourth Quarter and Fiscal Year 2007 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	September 30,
	2007	2006
	(Unaudited)

Operating Activities
Net Income	$3,346	$20,334
Depreciation and amortization	4,214	3,710
Purchased in-process R&D	15,573	--
Net other operating activities	(692)	6,433
Net change in operating assets and liabilities	28,273	4,802

Net cash provided by operating activities	50,714	35,279

Investing Activities
Net purchases of property and equipment	(3,588)	(5,619)
Business acquisitions, net of cash acquired	(49,112)	--
Net other investing activities	42,003	(33,340)

Net cash provided (used) by investing activities	(10,697)	(38,959)

Financing Activities
Issuance of common stock	4,873	3,261
Repurchase of common stock	(35,030)	--
Net other financing activities	201	249

Net cash provided (used) by financing activities	(29,956)	3,510

Net change in cash and cash equivalents	10,061	(170)

Cash and Cash Equivalents
Beginning of period	3,751	3,921

End of period	$13,812	$3,751

Certain information in this financial release may be considered non-GAAP Financial Information as contemplated by SEC Regulation G. Accordingly, we are providing the preceding tables, which reconcile results to their corresponding GAAP based operating results presented under our Statements of Operations.
Management believes the presentation of these non-GAAP financial results, in connection with the results of the fiscal quarter and year ended September 30, 2007, provide useful information to investors regarding our results of operations, as these non-GAAP financial measures, excluding charges related to acquisitions and investments, allow investors to better evaluate ongoing business performance and factors that influenced performance during the period under report, including when comparing against prior periods. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.